                            SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-12

                         Encompass Services Corporation
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[_] Fee paid previously by written preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount previously paid:

  2) Form, Schedule or Registration Statement No.:

  3) Filing Party:

  4) Date Filed:

[ENCOMPASS LETTERHEAD]

April 27, 2001

Dear Shareholder:

On behalf of the Board of Directors and employees of Encompass Services Corporation, I cordially invite you to attend the 2001 Annual Meeting of Shareholders, to be held at the Houston City Club, Greenway Plaza, One City Club Drive, Houston, Texas, on Tuesday, June 5, 2001, at 10:00 a.m., Houston time.

At the meeting, shareholders will be asked to elect three directors for a term expiring at the 2002 shareholders meeting, to approve an amendment to the Encompass Employee Stock Purchase Plan to increase the number of shares available for purchase under the Plan and to approve the selection of independent public accountants. Information about the meeting, the election of directors, the amendment to the Encompass Employee Stock Purchase Plan and the selected independent public accountants is included in the attached proxy statement.

Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. As explained in the proxy statement, your proxy may be withdrawn at any time before it is actually voted at the meeting.

Very truly yours,

/s/ J. Patrick Millinor, Jr.

J. Patrick Millinor, Jr.
Chairman of the Board

                        ENCOMPASS SERVICES CORPORATION
                         3 Greenway Plaza, Suite 2000
                             Houston, Texas 77046
                                (713) 860-0100

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held On June 5, 2001

TO THE SHAREHOLDERS OF ENCOMPASS SERVICES CORPORATION:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Encompass Services Corporation, a Texas corporation (the "Company"), will be held on Tuesday, June 5, 2001, at 10:00 a.m., Houston time, at the Houston City Club, Greenway Plaza, One City Club Drive, Houston, Texas.

   The meeting will be held for the following purposes:

     (1) To elect three directors to serve a term ending at the Company's 2002 Annual Meeting of Shareholders.

     (2) To approve an amendment to the Encompass Employee Stock Purchase Plan to increase the number of shares available for purchase under the Plan.

     (3) To approve the appointment by the Board of Directors of KPMG LLP as the Company's independent public accountants for the year 2001.

     (4) To act on such other matters as may properly be brought before the meeting affecting the business and affairs of the Company.

   The Board of Directors has fixed the close of business on April 9, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. A list of such shareholders will be available for examination at the offices of the Company, located at 3 Greenway Plaza, Suite 2000, Houston, Texas, for a period of at least ten days prior to the meeting.

   Each shareholder that does not expect to attend the meeting is urged to complete, date and sign the enclosed Proxy and return it to the Company in the enclosed envelope, which requires no postage if mailed in the United States.

                                          By Order of the Board of Directors,

                                          /s/ Gray H. Muzzy
                                          Gray H. Muzzy
                                          Secretary

Houston, Texas
April 27, 2001

                        ENCOMPASS SERVICES CORPORATION
                         3 Greenway Plaza, Suite 2000
                             Houston, Texas 77046

                               ----------------

                                PROXY STATEMENT

   This Proxy Statement is furnished by the Board of Directors (the "Board") of Encompass Services Corporation (the "Company") in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Tuesday, June 5, 2001, at 10:00 a.m., Houston time, at the Houston City Club, Greenway Plaza, One City Club Drive, Houston, Texas, and at any and all adjournments thereof. Mailing of this Proxy Statement and form of proxy will commence on or about April 27, 2001.

   The Board of Directors has fixed the close of business on April 9, 2001 (the "Record Date") as the record date for the determination of the shareholders of the Company entitled to notice of and to vote at the Meeting. At that date, there were outstanding 64,329,109 shares of Common Stock and 256,191 shares of 7.25% Convertible Preferred Stock (the "Preferred Stock"). The holders of Common Stock will be entitled to one vote per share on each matter submitted at the Meeting. The holders of the Preferred Stock are entitled to the number of votes equal to the number of whole shares of Common Stock into which the number of shares of Preferred Stock are convertible immediately after the close of business on the Record Date. On the Record Date, the 256,191 shares of Preferred Stock were convertible into 19,817,001 shares of Common Stock, and thus such holders are entitled to an equal number of votes. The Company has no other class of stock outstanding.

Proxies and Voting

   A proxy on the enclosed form may be revoked by notice in writing to the Secretary of the Company at any time before it has been exercised. Unless the proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by the Board.

   A quorum for the Meeting will exist if a majority of the votes entitled to be cast on matters to be considered are present at the Meeting. If a share is represented for any purpose at the Meeting, it is deemed to be present for all other matters. Shares abstaining with regard to a matter to be presented to the shareholders constitute part of the quorum present with respect to such matter, however, shares for which voting power has been withheld, such as broker non-votes, do not constitute part of the quorum present with respect to such matter. Consequently, the number of shares representing the quorum present for the Meeting may be greater than the shares present for action on a particular proposal.

   Directors are elected by a plurality of votes cast in person or by proxy by the holders of shares entitled to vote on such matter. Approval of the other matters presented to the Meeting requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the subject matter. Abstentions are included in the tally of shares represented but will not be included in determining the number of votes cast for or against a particular item. Therefore, abstentions have the effect of a vote cast against a particular item.

Proxy Solicitation

   The Company will bear the cost of this solicitation. The Company will solicit proxies by mail, and the directors, officers, and employees of the Company may also solicit proxies by telephone or personal contact. These persons will receive no additional compensation for such services. In addition, the Company has retained Mellon Investor Services LLC to assist in soliciting proxies for a fee of $4,000 plus reasonable out-of-pocket expenses. The Company will reimburse brokers and other shareholders of record for their expenses in forwarding proxy material to beneficial owners.

                                    ITEM 1

                             ELECTION OF DIRECTORS

   The Board of Directors presently consists of 11 members, divided into three classes. An amendment to the Company's Articles of Incorporation, approved by the shareholders of the Company at a Special Meeting of Shareholders held on February 22, 2000, provided for the annual election of directors commencing with the class of directors standing for election at the 2000 Annual Meeting of Shareholders. To ensure the smooth transition to the new system of electing directors, the amendment to the Company's Articles of Incorporation did not shorten the terms of directors elected or appointed prior to the amendment becoming effective. The new procedure applies, however, to each director as his term expires. At the Meeting, the Class I and Class III directors (including those elected by Apollo Management IV, L.P., as described below) will be elected for a one-year term expiring at the 2002 Annual Meeting of Shareholders. Beginning with the 2002 Annual Meeting of Shareholders, all directors will stand for election for a one-year term.

   For so long as Apollo Management IV, L.P., and certain of its affiliates ("Apollo") hold in the aggregate Preferred Stock or any security representing the right to receive common stock ("common stock equivalents") equal to at least 50% of the common stock equivalents represented by Apollo's initial investment in the Preferred Stock, Apollo is entitled to elect the greater of three directors or the number of directors representing 30% of the Board of Directors of the Company, rounded up to the nearest whole director. The number of directors that may be elected by Apollo decreases as its ownership of common stock equivalents decreases. At a meeting on February 22, 2000, Apollo elected three directors. The terms of two of such directors expire at the time of the Meeting. As of April 9, 2001, the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof, Apollo and certain of its affiliates held all of Apollo's original investment in the Preferred Stock. Accordingly, Apollo has elected Andrew Africk (Class I) and Scott Kleinman (Class III) to fill such vacancies and to serve for a term to expire at the 2002 Annual Meeting of Shareholders and until their successors are chosen and have qualified.

   In April 2001, the Board of Directors approved a decrease in the size of the Board of Directors to 10 effective as of the date of the Meeting. Accordingly, the Board has nominated the following three individuals to be elected at the Meeting to serve for a term to expire at the 2002 Annual Meeting of Shareholders and until their successors are chosen and have qualified. In addition to the two directors elected by Apollo, five directors will continue to serve as set forth below until the 2002 Annual Meeting of Shareholders and until their successors are chosen and have qualified. The persons named as proxy voters in the accompanying proxy, or their substitutes, will vote for the nominees of the Board. If, for any reason not presently known, any of the nominees is not available for election, the proxy voters may, in their discretion, vote for another person or other persons who may be nominated. Directors are elected by a plurality of votes cast in person or by proxy by the holders of shares entitled to vote in the election of directors.

   Pursuant to the Investor Rights Agreement relating to the Preferred Stock, Apollo has agreed that at the Meeting it will vote all of its shares of capital stock in the Company in favor of the Board of Directors' nominees for election to the Board of Directors.

   Brief statements appear below setting forth information concerning each nominee and the remaining directors:

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
For a One-Year Term Expiring at the 2002 Annual Meeting of Shareholders (Class
I)

Donald L. Luke
Director since 1997

   Mr. Luke, age 64, is currently the Chief Executive Officer of American Fire Protection Group, Inc., a holding company formed by Ridge Capital Partners, a private equity firm. Mr. Luke previously served as Executive Vice President and Chief Operating Officer of the Company from February 2000 to August 2000. Prior to the merger of Building One Services Corporation ("BOSC") into the Company in February 2000, he served as President and Chief Operating Officer of the Company from August 1997. From September 1996 to July 1997, he was a partner in McFG Capital Ventures, a consolidator in the fastener industry. From 1995 to September 1996, he served as President, Chief Executive Officer and Director of Batteries Batteries, Inc. Mr. Luke is also a member of The Ridge Capital Fund Operations Board and a director of Micro Power International, a private company affiliated with The Ridge Group.

For a One-Year Term Expiring at the 2002 Annual Meeting of Shareholders (Class
III)

William M. Mounger, II
Director since 2000

   Mr. Mounger, II, age 44, became a director of the Company in September 2000, replacing M. Jude Reyes, who resigned as a director of the Company in July 2000. Mr. Mounger was co-founder, chief executive officer and chairman of the board of directors of Mercury Communications Company from 1990 to 1998. He served as co-founder, chief executive officer and chairman of the board of directors of Tritel, Inc. from April 1998 to November 2000. In November 2000, he became chairman of the board of directors of TeleCorp PCS, Inc., which provides personal communications services in 14 states and Puerto Rico. Mr. Mounger also serves on the board of the Personal Communications Industry Association and the Mississippi Advisory Board of AmSouth Bank.

John M. Sullivan
Director since 1997

   Mr. Sullivan, age 65, has been President of Beta Consulting, Inc., which provides management services for family enterprises, since 1994. From 1992 through 1994, he was an International Tax Director for General Motors Corporation. Prior to 1992, Mr. Sullivan was a tax partner with Arthur Andersen LLP. He currently serves as a director of Atlantic Coast Airlines Holdings, Inc.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
For a Term Expiring at the 2002 Annual Meeting of Shareholders (Class II)

Michael Gross
Director since 2000

   Mr. Gross, age 39, became a director of the Company upon the merger of BOSC into the Company on February 22, 2000. He was previously a director of BOSC from April 1999 until February 2000. Mr. Gross is one of the founding principals of Apollo Advisors, L.P., which together with its affiliates acts as managing general partner of the Apollo Investment Funds, private securities investment funds. Mr. Gross is also a director of Allied Waste Industries, Inc., Breuners Home Furnishings Corporation, Clark Retail Enterprises, Inc., Converse, Inc., Florsheim Group, Inc., Pacer International, Inc., Rare Medium Group, Inc., Saks Fifth Avenue, Sylvan Learning Systems, Inc. and United Rentals, Inc. Mr. Gross is a director designee of the holders of the Company's Preferred Stock pursuant to an Investor's Rights Agreement between the Company and the holders of the Company's Preferred Stock.

Vincent W. Eades
Director since 2000

   Mr. Eades, age 42, became a director of the Company upon the merger of BOSC into the Company on February 22, 2000. He was previously a director of BOSC from November 1997 until February 2000. Since February 1998, Mr. Eades has served as the chairman and chief executive officer of Powerride Motorsports, Inc., a company seeking to consolidate the motorcycle and leisure sports dealership industry. Between April 1995 and February 1998, he served as the senior vice president of sales and marketing for Starbucks Coffee Co., Inc. Additionally, he serves as a director of USA Floral Products, Inc.

Joseph M. Ivey
Director since 2000

   Mr. Ivey, age 42, became President and Chief Executive Officer and a Director of the Company in February 2000. Prior to the merger of BOSC into the Company on February 22, 2000, he served as President and Chief Executive Officer of BOSC from February 1999 to February 2000. He also served as a director of BOSC from October 1998 to February 2000. From September 1998 to February 1999, Mr. Ivey served as the President of the BOSC mechanical group. Prior to joining BOSC, Mr. Ivey served as the Chairman and Chief Executive Officer of Encompass Mechanical Services Southeast, Inc. (formerly known as Ivey Mechanical Company, Inc.), a mechanical services company and a wholly-owned subsidiary of the Company acquired by BOSC in 1998. Mr. Ivey also serves as a director of 1st M&F Corp., and as a Trustee of Freed-Hardeman University.

J. Patrick Millinor, Jr.
Director since 1997

   Mr. Millinor, age 55, became Chairman of the Board of the Company in February 2000. In October 2000, Mr. Millinor assumed the status of a non-executive Chairman. He previously served as Chief Executive Officer of the Company from April 1997 to February 2000 and as President from October 1996 to August 1997. He has also been a director of the Company since its initial public offering in 1997. From September 1994 to October 1996, Mr. Millinor worked directly for Gordon Cain, a major stockholder in the Company, assisting in the formation and management of Agennix Incorporated and Lexicon Genetics, two biotechnology companies. He currently serves as a director of Agennix Incorporated, Applied Veterinary Systems, Inc. and Haelan Health(R) Corporation.

Lucian L. Morrison
Director since 1997

   Mr. Morrison, age 64, has been engaged as a trustee and consultant with respect to trust, estate, probate and qualified plan matters since 1992. From 1990 through 1992, he served as Chief Fiduciary Officer of Northern Trust Bank of Texas and from 1979 until 1990 he served as Chief Executive Officer of Heritage Trust Company.

PERSONS ELECTED BY APOLLO TO THE BOARD OF DIRECTORS

For a One-Year Term Expiring at the 2002 Annual Meeting of Shareholders (Class
I)


Andrew Africk
Director since 2000

   Mr. Africk, age 34, became a director of the Company upon the merger of BOSC into the Company on February 22, 2000. He was previously a director of BOSC from April 1999 until February 2000. Mr. Africk has been a principal of Apollo Advisors, L.P. for more than five years and of Lion Advisors, L.P., a financial advisor to, and representative of, institutional investors with respect to securities investments. Mr. Africk is also a director of Rare Medium Group, Inc. and several private venture companies. Mr. Africk is a director designee of the holders of the Company's Preferred Stock pursuant to an Investor's Rights Agreement between the Company and the holders of the Company's Preferred Stock.

For a One-Year Term Expiring at the 2002 Meeting of Shareholders (Class III)


Scott Kleinman
Director since 2000

   Mr. Kleinman, age 28, is currently a principal of Apollo Advisors, L.P. and has been employed by Apollo Advisors since February 1996. Previously, Mr. Kleinman was employed by Smith Barney Inc. in its Investment Banking division from July 1994 through January 1996. Mr. Kleinman is also a director of Resolution Performance Products, Inc. Mr. Kleinman is a director designee of the holders of the Company's Preferred Stock pursuant to an Investor's Rights Agreement between the Company and the holders of the Company's Preferred Stock.

Stock Ownership of Management and Directors

   The following table sets forth, at March 1, 2001, the number of shares of Common Stock of the Company beneficially owned by (i) each of the Company's directors and the executive officers named in the summary compensation table on page 9 and (ii) all executive officers and directors as a group:

                                 Beneficial
                                  Ownership
                                 (excluding      Stock                Percent
    Name of Beneficial Owner     options)(1)   Options(6)     Total   of Class
    ------------------------     -----------   ----------   --------- --------
Andrew Africk...................         --      27,500(7)     27,500     *
Vincent W. Eades................         --      36,284        36,284     *
Michael Gross...................         --      27,500(7)     27,500     *
Joseph M. Ivey..................    925,638(2)  226,563     1,152,201   1.8
Chester J. Jachimiec............     94,625(3)  100,680       195,305     *
Scott Kleinman..................         --       5,000(7)      5,000     *
William P. Love, Jr.............    407,868(4)   83,438       491,306     *
Donald L. Luke..................        978      60,125        61,103     *
J. Patrick Millinor, Jr.........    162,790(5)  124,974       287,764     *
Lucian L. Morrison..............      6,017       6,750        12,767     *
William M. Mounger, II..........         --       5,000         5,000     *
Thomas Rosato...................    176,377      19,559       195,936     *
John M. Sullivan................     18,937       5,500        24,437     *
Robert Tyler....................        883      32,000        32,883     *
All executive officers and
 directors as a group...........  1,794,113     760,873     2,554,986   3.9

--------
 *   Less than one percent.

(1) Except as otherwise noted, each shareholder, director and executive officer has sole voting and investment power over the shares beneficially owned as set forth in this column.

(2) Includes 300,438 shares held by Ivey National Corporation (the principal stockholder of which is Mr. Ivey's father), of which Mr. Ivey disclaims beneficial ownership beyond his pecuniary interest.

(3) Includes 22,654 shares held by Mr. Jachimiec as trustee of two trusts for the benefit of his children, of which Mr. Jachimiec disclaims any beneficial ownership.

(4) Includes 191,697 shares owned by Mr. Love's wife and 16,280 shares owned by trusts established for the benefit of his children, of which Mr. Love disclaims any beneficial ownership. Mr. Love serves as one of four trustees of the SKC Electric, Inc. Profit Sharing Plan. The number of shares shown as beneficially owned by Mr. Love excludes shares that may be deemed to be beneficially owned by that Plan.

(5) Includes 142 shares held by Mr. Millinor's children, of which Mr. Millinor disclaims any beneficial ownership.

(6) The directors and executive officers have the right to acquire the shares of Common Stock reflected in this column within 60 days of March 1, 2001, through the exercise of stock options or warrants.

(7) Beneficial ownership is disclaimed as to the shares of Common Stock beneficially owned by BOSS II, LLC. The director is a principal of Apollo Advisors, L.P., an affiliate of BOSS II, LLC. See "Ownership of Voting Securities in Excess of Five Percent by a Beneficial Owner."

Ownership of Voting Securities in Excess of Five Percent by a Beneficial Owner

   As of April 9, 2001, the entities known to the Company to be beneficial owners of more than five percent of any class of equity security of the Company were:

                                      Total Number          Total Number
                                      of Shares of          of Shares of
                                     Preferred Stock        Common Stock
   Name and Address                   Beneficially   % of   Beneficially % of
   of Beneficial Owner                    Owned      Class     Owned     Class
   -------------------               --------------- -----  ------------ -----
   Apollo Investment Fund IV,
    L.P.(1).........................     242,946     94.8%   20,013,972  23.3%
   c/o Apollo Advisors IV, L.P.
   Two Manhattanville Road
   Purchase, N.Y. 10577
   Apollo Overseas Partners IV,
    L.P.(1).........................      13,245      5.2%    1,090,529   1.3%
   c/o Apollo Advisors IV, L.P.
   Two Manhattanville Road
   Purchase, N.Y. 10577
   West Highland Capital, Inc.(2)...                          5,285,900   8.2%
   300 Drake's Landing Road
   Suite 290
   Greenbrae, CA 94904
   Dimensional Fund Advisors(3).....                          3,426,525   5.3%
   1299 Ocean Avenue
   11th Floor
   Santa Monica, CA 90401

--------
(1) The number of shares of Common Stock beneficially owned by certain affiliates of Apollo Management IV, L.P. as of March 31, 2001 consists of 19,817,001 shares of Common Stock that are issuable upon conversion of the Preferred Stock and 1,287,500 shares of Common Stock that may be purchased pursuant to warrants issued by BOSC and assumed by the Company in accordance with the merger agreement between the Company and BOSC, having an exercise price of $16.00 per share. The Preferred Stock and warrants were previously held by BOSS II, LLC, which subsequently dissolved and distributed the Preferred Stock and the warrants to its members, resulting in direct beneficial ownership by Apollo Investment Fund IV, L.P. ("AIF") of 242,946 shares of Preferred Stock and warrants to purchase 1,221,966 shares of Common Stock and by Apollo Overseas Partners IV, L.P. ("AOP") of 13,245 shares of Preferred Stock and warrants to purchase 65,534 shares of Common Stock. The shares of Preferred Stock will be convertible by AIF and AOP at $14.00 per share into 18,792,006 and 1,024,995 shares of Common Stock, respectively, based upon the face amount of the Preferred Stock of $256,191,000 plus accrued interest of $21,247,017 as of March 31, 2001.
    The general partner of these entities, Apollo Advisors IV, L.P. is affiliated with Apollo Management IV, L.P.

(2) Based on a Schedule 13G/A filed on January 30, 2001, West Highland Capital, Inc. reports shared voting and dispositive power with respect to all such shares as a result of acting as investment advisor to certain investment advisory clients. The Schedule 13G/A states that the clients of West Highland Capital have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, all such shares. No single client account of West Highland Capital owns more than 5% of the shares other than West Highland Partners, L.P., which owns 4,043,741 shares, or 6.2% of the 8.2%. Percentage ownership is calculated based on the number of shares of Common Stock outstanding as of April 9, 2001, rather than January 30, 2001.

(3) Based on a Schedule 13G filed on February 2, 2001, Dimensional Fund Advisors Inc. ("Dimensional") reports sole voting and dispositive power with respect to all such shares as a result of acting as investment advisor to various investment companies. The Schedule 13G states that no one investment advisory client of Dimensional owns more than 5% of the shares and disclaims beneficial ownership by Dimensional of all such securities. Percentage ownership shown is calculated based on the number of shares of Common Stock outstanding as of April 9, 2001, rather than February 2, 2001.

Committees and Meeting Attendance

   During 2000, the Board of Directors met ten times and various committees of the Board met a total of five times. Attendance at Board and committee meetings averaged 92%. Mr. Eades attended fewer than 75% of the meetings of the Board of Directors and the committees on which he served.

   The Board of Directors has established a number of committees, including the Audit Committee, the Compensation Committee and the Nominating Committee, each of which is described below. Other committees include the Executive Committee (which meets when it is impractical to call a meeting of the full Board) and the Acquisitions Committee (which approves acquisitions which do not exceed a certain size). The membership of these committees is determined from time to time by the Board.

   The Executive Committee was established in February 2000 and will exercise such authority as the Board of Directors may from time to time delegate to it. The members of the Executive Committee are Messrs. Millinor (Chair), Africk, Gross, and Ivey.

   The Compensation Committee held two meetings during 2000. The Compensation Committee has the responsibility, among other things, for (i) establishing the salary rates of officers and employees of the Company and its subsidiaries,
(ii) examining periodically the compensation structure of the Company and
(iii) supervising the welfare and pension plans and compensation plans of the Company. The members of the Compensation Committee are Messrs. Eades (Chair), Africk, Gross and Morrison.

   The Nominating Committee was established in February 2000. The Nominating Committee has the responsibility, among other things, to review possible candidates for election to the Board of Directors and recommend a slate of nominees for election as directors at the Company's annual shareholders' meetings. The Nominating Committee will consider nominations submitted by shareholders to the Corporate Secretary in accordance with the By-Laws. The Nominating Committee did not hold any meetings in 2000. The members of the Nominating Committee are Messrs. Millinor (Chair), Africk, Gross, and Ivey.

Report of the Audit Committee

   The Audit Committee of the Company's Board of Directors (the "Audit Committee") is composed of three independent directors and operates under a written charter adopted by the Board of Directors and is attached to this Proxy Statement as Exhibit A. The members of the Audit Committee are Messrs. Sullivan (Chair), Kleinman and Morrison. The Company's securities are listed on the New York Stock Exchange and are governed by its listing standards. All members of the Audit Committee meet the independence standards of Section 303.01(B)(2)(a) of the New York Stock Exchange Listed Company Manual.

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the Company's systems of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Audit Committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the independent auditors under generally accepted auditing standards. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, has received the written disclosures required by the Independence Standards Board and has considered the compatibility of nonaudit services with the auditors' independence.

   The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held three meetings during fiscal year 2000.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                                          Audit Committee
                                              John Sullivan, Chair
                                              Scott Kleinman
                                              Lucian L. Morrison

Compensation of Directors

   Directors who are not receiving compensation as officers, employees or consultants of the Company are entitled to receive an annual retainer fee of $25,000. Non-employee directors may elect to be paid his or her fees in the form of a Phantom Stock Award under the Company's 2000 Stock Awards Plan, in lieu of a cash payment of such fees. In addition, each non-employee director receives an automatic initial grant of an option to purchase 20,000 shares of Common Stock on the date of such person's initial election to the Board of Directors. Thereafter, upon re-election each director receives an automatic grant of an option to purchase 5,000 shares. Each such option has and will have an exercise price equal to the fair market value of a share of Common Stock on the date of grant and will have a ten-year term. Options granted upon initial election to the Board of Directors will become exercisable with respect to 25% of the shares subject to such option following 6, 12, 18 and 24 months of the date of grant, respectively. Options granted upon reelection to the Board of Directors will become exercisable with respect to 50% of the shares subject to such option following 6 and 12 months of the date of grant, respectively.

Executive Compensation

   The following table sets forth the remuneration paid by the Company to the Chief Executive Officer and the four other most highly compensated key executive officers of the Company based on 2000 salaries and bonuses.

                          Summary Compensation Table

                                     Annual        Long-Term
                                 Compensation(1)  Compensation
                                ----------------- ------------
                                                     Shares
                                                   Underlying
    Name and Principal                               Stock        All Other
         Position          Year  Salary   Bonus     Options    Compensation(2)
    ------------------     ---- -------- -------- ------------ ---------------
J. Patrick Millinor, Jr... 2000 $406,831 $     --   160,000        $ 5,250
Chairman of the Board and  1999  210,000  225,000        --          4,791
Former Chief Executive
 Officer                   1998  150,000  145,000     5,000            584
Joseph M. Ivey, Jr........ 2000 $316,961 $     --   125,000        $27,485
President and Chief
 Executive Officer
Chester J. Jachimiec...... 2000 $232,900 $     --    90,000        $ 6,163
Senior Vice President,
 Corporate                 1999  160,000  154,000        --          4,162
Planning and Development   1998  140,000  130,000     5,000          2,860
William P. Love, Jr....... 2000 $259,153 $     --    65,000        $ 2,215
President, Electrical
 Technologies Group
Thomas Rosato............. 2000 $224,466 $ 85,000    50,000        $ 5,143
President, Global
 Technologies Group        1999  157,077  132,000    21,770          4,308
                           1998  139,032   28,000     3,230          3,911
Robert Tyler.............. 2000 $210,607 $140,000    60,000        $ 5,604
President, Mechanical
 Services Group            1999  145,000  108,750        --          3,754
                           1998  140,000   52,500    34,000          3,133

--------
(1) The annual amount of perquisites or other personal benefits provided to each individual does not exceed the lesser of $50,000 or 10% of reported salary and bonus.

(2) All Other Compensation for 2000 consists of (i) reimbursement of moving expenses and related income tax expense for Mr. Ivey of $20,654, (ii) car allowance for Mr. Rosato of $1,655, (iii) insurance premiums and related income tax expense for Messrs. Jachimiec, Rosato and Tyler of $1,206, $631 and $1,725, respectively, and (ii) Company contributions to retirement programs on behalf of Messrs. Millinor, Ivey, Jachimiec, Love, Rosato and Tyler of $5,250, $6,831, $4,957, $2,215, $2,857 and $3,879, respectively.

   Mr. Millinor served as Chief Executive Officer of the Company from January 1, 2000 until February 22, 2000 at which time Mr. Ivey became Chief Executive Officer. Messrs. Tyler and Rosato became an officer within the meaning of
Section 16 of the Exchange Act as of February 22, 2000. Mr. Love commenced his employment with the Company on February 22, 2000.

Stock Option Grants in 2000

   The following table sets forth certain information with respect to stock option grants made to the persons named in the Summary Compensation Table during 2000 under the Company's 1997 Stock Awards Plan and 2000 Stock Awards Plan. During 2000, there was no repricing by the Company of stock options held by the persons named in the Summary Compensation Table and no stock appreciation rights were granted.

                                       Individual Grants
                         ---------------------------------------------
                                                                            Potential
                                                                       Realizable Value at
                                                                       Assumed Annual Rate
                         Number of                                       of Stock Price
                         Securities   % of Total   Exercise             Appreciation for
                         Underlying   Granted to    Price                Option Term(2)
                          Options     Employees      Per    Expiration -------------------
Name                     Granted(1) in Fiscal 2000  Share      Date       5%       10%
----                     ---------- -------------- -------- ---------- -------- ----------
J. Patrick Millinor,
 Jr.....................   35,000        1.36      $8.8125  1-05-2005  $ 85,216 $  188,304
                          125,000        4.86       7.6000  2-29-2010   597,450  1,514,055
Joseph M. Ivey, Jr......  125,000        4.86       7.6000  2-29-2010   597,450  1,514,055
Chester J. Jachimiec....   25,000        0.97       8.8125  1-05-2005    60,868    134,503
                           65,000        2.53       7.1900  2-29-2010   293,914    744,836
William P. Love, Jr.....   65,000        2.53       7.1900  2-29-2010   293,914    744,836
Thomas Rosato...........   50,000        1.94       7.1900  2-29-2010   226,088    572,950
Robert Tyler............   10,000        0.38       8.8125  1-05-2005    24,347     53,801
                           50,000        1.94       7.1900  2-29-2010   226,088    572,950

--------
(1) The options granted on January 5, 2000 and February 29, 2000 have an exercise price equal to or greater than 100% of the fair market value on the date of grant, and have five year and ten year terms, respectively, and become exercisable with respect to 25% of the shares subject to the option on each anniversary of the date of grant.

(2) The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of common stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore not intended to forecast possible future appreciation, if any, of the price of common stock.

Options Exercised in 2000 and 2000 Year-End Values

   During 2000, none of the officers named in the Summary Compensation Table exercised any options to acquire shares.

Long-Term Incentive Plan ("LTIP") Awards

   The following table sets forth information regarding stock awards made in 2000 to the persons named in the Summary Compensation Table under the Company's 2000 Stock Performance Incentive Plan.

                                                                  Performances
                                               Number of Shares or Other Period
                                                Units or Other  Until Maturation
Name                                                Rights         or Payout
----                                           ---------------- ----------------
J. Patrick Millinor, Jr.......................     250,000             (1)
Joseph M. Ivey, Jr............................     250,000             (2)
Chester J. Jachimiec..........................     125,000             (1)
William P. Love, Jr...........................     125,000             (2)
Thomas Rosato.................................      55,000             (1)
Robert Tyler..................................      55,000             (1)

--------
(1) Awards of shares of common stock of the Company were granted pursuant to the 2000 Stock Performance Incentive Plan. Shares will be delivered in increments of 20.0000%, 33.3333% and 46.6667%, respectively, of the total number of awarded Shares if (i) each of the stock prices of $32.00, $44.00 and $56.00, respectively, which is the mean of the high and low sales prices reported on the New York Stock Exchange composite tape for a particular date, are attained or exceeded for at least 20 of 30 consecutive trading days and (ii) the employee is employed by the Company or one of its subsidiaries on the twentieth day the listed stock price is attained or exceeded. See "2000 Stock Performance Incentive Plan."

(2) Awards were granted on July 8, 1999 pursuant to the BOSC stock performance incentive plan which was assumed by the Company. Shares will be delivered in increments of 20.0000%, 33.3333% and 46.6667%, respectively, of the total number of awarded Shares if (i) each of the stock prices of $32.00, $44.00 and $56.00, respectively, which is the mean of the high and low sales prices reported on the New York Stock Exchange composite tape for a particular date, are attained or exceeded for at least 20 of 30 consecutive trading days and (ii) the employee is employed by the Company or one of its subsidiaries on the twentieth day the listed stock price is attained or exceeded. The awards have been adjusted to reflect the 1.25 exchange rate resultant from the merger of BOSC into the Company on February 22, 2000.

Compensation Committee Report on Executive Compensation

   The Compensation Committee (the "Compensation Committee") of the Board of Directors is responsible for overseeing the development and implementation of the executive compensation philosophy, plans and programs of the Company as described below. The Compensation Committee is composed entirely of non-employee Directors.

Compensation Philosophy

   The Company has established a philosophy for compensation of the Company executives and those of its principal subsidiaries that is intended to appropriately align the interests of the executives with those of the Company's shareholders and be based on awarding compensation in line with performance.

   In implementing this philosophy, the program has been structured to:

  . Provide as current compensation a base salary with a variable incentive award premised on achieving the Company's business objectives for the year.

  . Develop and administer stock ownership programs for executives that provide strong incentives for long-term retention of senior executives.

  . Encourage stock ownership at all levels of the organization through stock option and employee stock purchase plans.

Annual Cash Compensation Program

   The results of surveys conducted during 1998 indicated that the Company's compensation structure was below that of companies engaged in similar businesses and having a similar size. The Compensation Committee recognized that maintaining a compensation scheme at or above the median would be necessary in order to attract and maintain the executive talent required for a rapidly growing enterprise. Therefore, the Compensation Committee believes that the Company should establish the total compensation for its executives at or above the median level for comparable companies. Furthermore, the Compensation Committee believes that the total compensation package should consist of a base salary representing approximately 25 percent of total compensation and a bonus potential of 25 percent, with equity incentives and retirement income representing the remaining 50 percent of total compensation.

Base Salaries

   The 2000 salaries for the Company's executive officers were set at levels designed to approach the median salary of executive officers at companies that were either competitors of the Company or were consolidating an industry in a manner similar to what the Company was doing. The Compensation Committee will continue to review from time to time the salary structure of the Company compared to those of comparably situated companies to determine what future adjustments are appropriate.

Incentive Bonus Plans

   The Compensation Committee approved a cash incentive bonus plan for its senior executives in 2000. A target bonus amount was established by the Compensation Committee for each participant in the senior executive bonus plan based upon the Company achieving a targeted earnings-per-share result for fiscal year 2000 as established by the Committee. Seventy-five percent of a participant's potential bonus amount would be automatically earned based upon the Company's earnings-per-share target, and 25% would be discretionary. If the earnings per share target is exceeded, the actual bonus would be increased and if the target is not met, then the bonus would be reduced or even eliminated. As the Company's earnings-per-share for fiscal year 2000 failed to reach the amounts required to trigger the bonus, no participant in the senior executive bonus plan received a bonus for fiscal year 2000.

   The Compensation Committee approved a cash incentive bonus plan for its group presidents in 2000. Twenty-five percent of the group president's bonus was based upon the Company achieving the targeted earnings-per-share set under the senior executive bonus plan and 75% of the group president's bonus was based upon his or her group achieving group specific performance targets. If the respective targets are exceeded, the actual bonus would be increased and if the targets are not met, then the bonus would be reduced or even eliminated. Fifty percent of a participant's potential bonus amount is automatically earned based upon the Company and the group's respective performance relative to the target amounts, and 50% would be discretionary.

   In 2000, the Company continued its cash incentive bonus program for the presidents of its business units under which awards will be determined based upon the performance of each business unit. The amount of bonus payable to a business unit president is dependent on at least four criteria -- an operating income dollar goal, an operating income margin goal, key elements unique to each business unit and an adjustment for capital utilization. The key elements for a business unit were intended to focus on areas considered as opportunities for improvement. Examples include reducing employee turnover, generating sales leads, and improving safety performance, as well as reducing inventory, accounts receivable and daily sales outstanding. A percentage weighting was established for each of the first three criteria, with the operating income dollar goal being given the most weight, and was applied to ratings assigned to specific levels of achievement with respect to each criteria. A capital utilization adjustment was then made, and the resulting percentage was applied to the president's salary to determine such president's bonus for 2000.

Long-Term Incentives--Stock Awards Plans

   The Company's stock option and stock performance incentive plans are intended to be a significant portion of the total compensation package of the Company's senior executives. Pursuant to this objective, from time to time the Compensation Committee will grant stock options and other equity-linked awards based on individual performance evaluations and recommendations of the chief executive officer and/or the chief executive officer of each business unit, as applicable. These awards will be designed to provide an incentive for future performance rather than as a reward for past performance, and so will have features that will typically require continued employment with the Company and an increasing stock price in order for the employee to benefit from the award.

2000 Stock Performance Incentive Plan

   On February 22, 2000, the shareholders of the Company approved the Company's 2000 Stock Performance Incentive Plan (the "Plan"). Under the Plan, officers and key employees of the Company and its subsidiaries are eligible to receive awards of the Company's Common Stock ("Shares") in incremental amounts of 20.0000%, 33.3333% and 46.6667%, respectively, without being required to pay any purchase price if (i) each of the stock prices of $32.00, $44.00 and $56.00, respectively ("Stock Price"), which is the mean of the high and low sales prices reported on the stock exchange composite tape for a particular date, are attained or exceeded for at least 20 of 30 consecutive trading days and (ii) the employee is employed by the Company or one of its subsidiaries on the twentieth day the listed Stock Price is attained or exceeded.

   The Compensation Committee of the Company's Board of Directors administers the Plan. The Compensation Committee has the sole and exclusive right to interpret and administer the Plan, including determining the officers and key employees who are eligible to receive awards under the Plan, the number of Shares to be awarded to any officer or key employee, whether to condition the delivery of Shares on satisfaction of other requirements in addition to the achievement of the Stock Price and whether to defer delivery of Shares that otherwise have been earned under the Plan.

   The Compensation Committee may condition the award of Shares under the Plan on the achievement of performance objectives, in addition to satisfaction of the Stock Price levels, in order to qualify such award as "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations thereunder. The objectives for a performance-based award shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria as specified by the Compensation Committee. Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code. Business criteria used by the Compensation Committee in establishing performance objectives for awards shall be selected from annual return on capital, annual earnings or earnings per share, annual cash flow provided by operations, changes in annual revenues, stock price and/or strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

   The Compensation Committee has the authority to award up to a maximum of 1,200,000 Shares under the Plan. No executive officer or key employee may receive in any one calendar year an award of more than 250,000 Shares. In the event of a change in control of the Company, all 1,200,000 Shares shall be available for issuance under the Plan immediately prior to such change in control, without regard to satisfaction of the stock price levels, subject to the determination of the Compensation Committee as to whether and to what extent the Shares shall be issued and delivered.

2000 Chief Executive Officer Compensation

   The 2000 annualized base salary of Joseph M. Ivey, Jr., the Company's chief executive officer following February 2000, was set at $425,000. The Compensation Committee believes Mr. Ivey's salary is below the median salary of the chief executive officers of the Company's principal competitors, including those companies engaged in consolidating businesses. The comparable salaries were determined from public filings. Under the Company's senior executive cash incentive bonus plan, Mr. Ivey received no bonus for fiscal year 2000.

                                          Compensation Committee
                                              Vincent W. Eades, Chair
                                              Andrew Africk
                                              Michael Gross
                                              Lucian L. Morrison

Performance Graphs

   The following graph compares the percentage change in the market value of the Company's Common Stock to the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Standard & Poor's 500 Stock Index ("S&P 500 Index"), the Russell 2000 Stock Index and a group of three peer issuers (the "Peer Group Index") for 2000, 1999, 1998 and the portion of 1997 that the Company's Common Stock was registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), assuming the investment of $100 on November 7, 1997, the date immediately following the date of the Company's initial public offering, and the reinvestment of all dividends since that date to December 31, 2000. The three peer issuers are Comfort Systems USA, Inc., EMCOR Group, Inc. and Integrated Electrical Services, Inc., each of which is a publicly-traded company engaged (either directly or through subsidiaries) in the same or similar business as the Company. The Peer Group Index was weighted for market capitalization.

                             [GRAPH APPEARS HERE]


                    11/13/97     12/31/97    12/31/98     12/31/99    12/31/00
                    --------     --------    --------     --------    --------
Encompass Services     $100        $120.09    $ 86.61      $ 76.34     $ 36.16
Peer Group Only         100         113.35      98.93        50.04       33.54
S&P 500                 100         106.43     136.84       165.64      150.56
Russell 2000            100         101.79      99.31       120.52      117.01
Peer Group + ESR        100         115.58      95.19        55.68       33.80



   The peer issuers reflected in the Peer Group Index are not the same as the peer issuers selected in connection with the Company's proxy statement for its 1999 Annual Shareholders Meeting because the common stock of two of those issuers (American Residential Systems, Inc. and Service Experts, Inc.) ceased to be publicly traded during 1999. Accordingly, they were replaced in the Peer Group Index in the Company's proxy statement for its 2000 Annual Shareholders Meeting and, in this proxy, by EMCOR, Inc. and Integrated Electrical Systems, Inc. The Company has also included the Russell 2000 Stock Index in the above graph because the size and market capitalization of the companies comprising that index more closely correspond to the size and market capitalization of the Company at December 31, 2000.

   The performance of the Company's Common Stock reflected above is not necessarily indicative of future performance of the Common Stock. The total return on investment for the period shown for the Company, the S&P 500 Index, the Russell 2000 Index and the Peer Group Index is based on the stock price or composite index at November 7, 1997.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

   In April 2000, Mr. Millinor entered into an employment agreement with the Company which provides for an annual base salary of $425,000 and a target bonus of not less than 120% of his base salary, contingent upon the actual performance of the Company. Under the agreement, the Company will provide Mr. Millinor with customary employee benefits and indemnification with respect to matters relating to his services as an officer of the Company. The initial term of his employment will be for three years, and the agreement will automatically renew on each anniversary of that date unless notice of nonrenewal is provided by either party or the agreement is otherwise terminated. The agreement is terminable by either party upon 60 days' prior written notice, but if the termination is by the Company without cause or by Mr. Millinor for good reason, then Mr. Millinor will be entitled to receive an amount equal to three times the sum of his base salary and prior year's bonus and amounts sufficient to pay at least 36 months of medical, life and disability insurance premiums. Additionally, if his employment is terminated or not renewed following a change of control, he will receive an amount equal to three times the sum of his base salary and prior year's bonus, amounts sufficient to pay at least 36 months of medical, life and disability insurance premiums and a tax gross up amount to eliminate any excise tax imposed on such payments, if any. If his employment is terminated by the Company without cause or by Mr. Millinor for good reason, all options granted to him prior to February 22, 2000 will become immediately exercisable.

   In August 2000, the employment agreement between Mr. Millinor and the Company was amended to provide that his role with the Company would become that of a non-executive chairman in October 2000. Under the amendment, Mr. Millinor will receive a cash bonus equal to 100% of the Chief Executive Officer's bonus in 2000, 75% in 2001, 50% in 2002 and 25% for 2003, prorated through March 28, 2003. The amendment also provides that Mr. Millinor may participate in other business activities, provided such activities do not violate the provisions of the employment agreement.

   In April 2000, Mr. Ivey entered into an employment agreement with the Company which provides for an annual base salary of $425,000 and a target bonus of not less than 120% of his base salary, contingent upon the actual performance of the Company. Under the agreement, the Company will provide Mr. Ivey with customary employee benefits and indemnification with respect to matters relating to his services as an officer of the Company. The initial term of his employment will be for three years, and the agreement will automatically be extended for an additional one year period upon each anniversary of the employment agreement unless notice of nonrenewal is provided by either party or the agreement is otherwise terminated. The agreement is terminable by either party upon 60 days' prior written notice, but if the termination is by the Company without cause or by Mr. Ivey for good reason, including a change of control, then Mr. Ivey will be entitled to receive an amount equal to three times the sum of his base salary and target bonus of not less than 120% of his base salary (pursuant to an amendment in March 2001 to the employment agreement between Mr. Ivey and the Company), amounts sufficient to pay at least 36 months of medical, life and disability insurance premiums, and a tax gross up amount to eliminate any excise tax imposed on such payments, if any. If his employment is terminated by the Company without cause or by Mr. Ivey for good reason, including a change of control, all options granted to him will become immediately exercisable.

   In April 2000, Mr. Jachimiec entered into an employment agreement with the Company which provides for an annual base salary of $240,000 and a target bonus of not less than 80% of his base salary, contingent upon the actual performance of the Company. Under the agreement, the Company will provide Mr. Jachimiec with customary employee benefits and indemnification with respect to matters relating to his services as an officer of the Company. The initial term of his employment will be for two years, and the agreement will automatically renew on the termination date and on each anniversary of that date unless notice of nonrenewal is provided by either party or the agreement is otherwise terminated. The agreement is terminable by either party upon 60 days' prior written notice, but if the termination is by the Company without cause or by Mr. Jachimiec for good reason, then Mr. Jachimiec will be entitled to receive an amount equal to two times the sum of his base salary and target bonus and amounts sufficient to pay 24 months of medical, life and disability insurance premiums. Additionally, if his employment is terminated or not renewed within six months following a change of control, he will receive an amount equal to two times the sum of his base salary and target bonus, amounts sufficient to pay 24 months of medical, life and disability insurance premiums and a tax gross up amount (not to exceed $250,000) to eliminate 50% of the effects of any excise tax imposed on such payments, if any. Unless his employment is terminated by the Company for cause or by Mr. Jachimiec without good reason, all options granted to him prior to February 22, 2000 will become immediately exercisable. If the agreement is not renewed but Mr. Jachimiec continues to be employed by the Company through the end of the relevant term, then the Company will pay to him an amount equal to the sum of his base salary and target bonus plus amounts sufficient to pay 12 months of medical, life and disability insurance premiums.

   In April 2000, Mr. Tyler entered into an employment agreement with the Company which provides for an annual base salary of $225,000 and a target bonus of not less than 80% of his salary, contingent upon the actual performance of his operations group and the Company. Under the Agreement, the Company will provide Mr. Tyler with customary employee benefits and indemnification with respect to matters relating to his services as an officer of the Company. The initial term of his employment will be for two years, and the agreement will automatically renew on each anniversary of that date unless notice of nonrenewal is provided by either party or the agreement is otherwise terminated. The agreement is terminable by either party upon 60 days' prior written notice, but if the termination is by the Company without cause or by Mr. Tyler for good reason, then Mr. Tyler will be entitled to receive an amount equal to two times the sum of his base salary and target bonus and amounts sufficient to pay 24 months of medical, life and disability insurance premiums. Additionally, if his employment is terminated or not renewed within six months following a change of control, he will receive an amount equal to two times the sum of his base salary and target bonus, amounts sufficient to pay 24 months of medical, life and disability insurance premiums and a tax gross up amount (not to exceed $250,000) to eliminate 50% of the effects of any excise tax imposed on such payments, if any. Unless his employment is terminated by the Company for cause or by Mr. Tyler without good reason, all options granted to him prior to February 22, 2000 will become immediately exercisable. If the agreement is not renewed but Mr. Tyler continues to be employed by the Company through the end of the relevant term, then the Company will pay to him an amount equal to the sum of his base salary and target bonus plus amounts sufficient to pay 12 months of medical, life and disability insurance premiums.

   Each of the foregoing employment agreements obligates the employee not to disclose Company information and to not compete with the Company for a one-year period following such employee's termination of employment (or for a longer period if the termination was by the Company without cause or by the employee for good reason).

   In May 1998, Mr. Rosato entered into an employment agreement with Commercial Air Acquisition Corp., a subsidiary of the Company, for a term of three years. Under the agreement, the Company provided for an annual base salary of $150,000 and provided Mr. Rosato with the customary employee benefits. The Company and Mr. Rosato intend to enter into a new employment agreement, the terms of which are still being negotiated. The 1998 agreement will be terminated upon execution of the new agreement by the Company and Mr. Rosato. Currently, Mr. Rosato is receiving a monthly salary of $20,000 which is anticipated to be his base salary under his new employment agreement.

   Effective as of March 31, 2001, Mr. Love resigned his position as President of the Company's Electrical Technologies Group. In accordance with the terms of his employment agreement, and in consideration of certain covenants, including a covenant not to compete, the Company paid Mr. Love upon his termination of employment with the Company a termination amount of $860,000, forgave the unpaid balance of a note signed by Mr. Love and held by the Company of $473,967, and agreed to pay Mr. Love $928.30 per month to cover the monthly premiums for Mr. Love's health benefits until March 31, 2003, or earlier if Mr. Love obtains full-time employment with comparable benefits. In addition, as of March 31, 2001, Mr. Love held 268,750 out-of-the-money stock options priced at $12.50 per share, of which 25% were vested. In accordance with Mr. Love's employment agreement, upon termination of his employment with the Company, the unvested options vested 100% and will be exercisable until March 21, 2002.

Transactions with Management and Others

   Joseph M. Ivey, President and Chief Executive Officer and a director of the Company, is an officer and stockholder of two corporations which lease real property and an airplane to Encompass Mechanical Services Southeast, Inc. (formerly known as Ivey Mechanical Company, Inc., one of the Company's mechanical subsidiaries acquired by the Company in February 2000). The leases provide for lease payments in the aggregate amount of $8,330 per month, or $99,960 annually. In addition, the Company pays a fee based upon the use of the airplane. In 2000, the Company paid $117,720 in usage fees for the airplane.

   Mr. Love is a principal member of SKC Properties, L.L.C., which leases office, warehouse and storage space to SKC Electric, Inc., an electrical subsidiary of the Company acquired by the Company in February 2000. The lease provides for lease payments in the amount of $8,095 per month, or $97,140 annually.

   Effective February 22, 2000, Messrs. Africk and Gross were appointed to the Board and effective May 25, 2000, Mr. Kleinman was appointed to the Board, each pursuant to the agreements that the Company entered into with BOSS II, LLC, the then holder of the Company's Preferred Stock. BOSS II, LLC received fees of $2.5 million in connection with its agreement to acquire 256,191 shares of the Company's Preferred Stock. In addition, BOSS II, LLC was reimbursed for its fees and expenses incurred in connection with its transaction with the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the Company's executive officers and directors, among others, to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Copies of these reports must also be furnished to the Company. Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to the Company, or written representations from reporting persons, the Company believes that all filing requirements applicable to its executive officers and directors were complied with during 2000.

Compensation Committee Interlocks and Insider Participation

   During 2000, Messrs. Africk, Eades, Gross and Morrison (none of whom was or had been an officer or employee of the Company or any of its subsidiaries) served on the Company's Compensation Committee. There were no interlocks or insider participation with other companies within the meaning of the proxy rules of the Securities and Exchange Commission during 2000.

                                    ITEM 2

                           APPROVAL OF AMENDMENT TO
                    ENCOMPASS EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors recommends a vote FOR the approval of this Proposal

   The Board of Directors of the Company, on February 13, 2001, unanimously approved an amendment to the Encompass Employee Stock Purchase Plan (the "Plan") to increase the number of shares available for purchase under the Plan from 1,000,000 to 3,000,000. The Board of Directors directed that the amendment to the Plan be submitted to the shareholders for their approval at the 2001 Annual Meeting of Shareholders. The amendment to the Plan to increase the number of share will become effective upon shareholder approval.

   At the Company's 1999 Annual Shareholders' Meeting, the shareholders of the Company approved the Plan pursuant to which the eligible employees may purchase shares of the common stock of the Company. The original Plan authorized up to 1,000,000 shares to be reserved for purchase. Following the merger with BOSC, the number of employees eligible for participation in the Plan has doubled, as has participation in the Plan. Increasing the number of shares available for purchase through the Plan will allow the Company to continue to encourage equity ownership in the Company by its employees and the employees of its subsidiaries.

   The affirmative vote of at least a majority of the outstanding shares present in person or by proxy at the annual meeting is necessary for adoption of the amendment to the Plan.

                                    ITEM 3

           APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors recommends a vote FOR the approval of this Proposal

   Financial statements of the Company and its consolidated subsidiaries are included in the Company's annual report furnished to all shareholders. The Board of Directors has appointed KPMG LLP as independent public accountants for the Company to examine its consolidated financial statements for the year ended December 31, 2001 and has determined that it would be desirable to request that the shareholders approve such appointment. If the shareholders should not approve such appointment, the Board would reconsider the appointment. KPMG LLP also acted as the Company's principal accountants for the fiscal year ended December 31, 2000. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

                                  AUDIT FEES

   The following schedule summarizes fees billed to the Company by KPMG LLP for calendar year 2000 services:

Audit Fees............................................................ $495,000
Financial Information Systems Design and Implementation Fees.......... $  --
All Other Fees........................................................ $265,000
                                                                       --------
  Total............................................................... $760,000

   The Audit Committee considered whether the providing of non-audit services impacted KPMG's independence from an audit standpoint and concluded that their independence was not compromised.

                                 OTHER MATTERS

   The Board of Directors is not aware of any other matters that may properly come before the Annual Meeting. However, should any such matter come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote all proxies (unless otherwise directed by shareholders) in accordance with their judgment on such matters.

                           ADVANCE NOTICE PROCEDURES

   Under the Company's By-Laws, no business may be brought before an annual meeting except as specified in the notice of the meeting (which includes shareholder proposals that the Company is required to set forth in its proxy statement under SEC Rule 14a-8) or as otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered notice to the Company (containing certain information specified in the By-Laws) not less than 120 nor more than 150 days prior to the first anniversary of the date that materials for the previous year's annual meeting were mailed. These requirements are separate and apart from and in addition to the SEC requirements that a shareholder must meet to have a shareholder proposal included in the Company's proxy statement under Rule 14a-8.

   A copy of the full text of the By-Law provisions discussed above may be obtained by writing to the Corporate Secretary of the Company.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

   Any proposal intended for inclusion in the Company's proxy statement and form of proxy relating to its 2002 Annual Meeting of Shareholders should be sent to: Corporate Secretary, Encompass Services Corporation, 3 Greenway Plaza, Suite 2000, Houston, Texas 77046, and must be received by the Company by December 28, 2001.

                                       Gray H. Muzzy
                                       Senior Vice President, General Counsel
                                       and Secretary

   The Company will furnish without charge to each person whose Proxy is being solicited, upon the written request of any such person, a copy of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission, including the financial statements. Requests for copies of such report should be directed to Corporate Secretary, Encompass Services Corporation, 3 Greenway Plaza, Suite 2000, Houston, Texas 77046.

                                                                      EXHIBIT A

                             CHARTER GOVERNING THE
                                AUDIT COMMITTEE
                         OF THE BOARD OF DIRECTORS OF
                        ENCOMPASS SERVICES CORPORATION

I. Audit Committee Purpose

  The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  . Monitor the independence and performance of the Company's independent auditors and internal auditing department.

  . Provide an avenue of communication among the independent auditors, management, and internal auditing department, and the Board of Directors.

  .   Report to the Board of Directors.

  . Encourage adherence to, and continuous improvement of, the Company's policies, procedures, and practices at all levels.

  .   Review areas of potential significant financial risk to the Company.

    The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

  The Audit Committee members shall meet the requirements of the New York Stock Exchange and shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. The Audit Committee shall be comprised of three or more directors as determined by the Board, provided, however, that, such Committee shall include Preferred Directors designated by the Investor (as such terms are defined in the Investor's Rights Agreement dated
  February 22, 2000, among Group Maintenance America Corp. and BOSS II, LLC, as amended) in the same proportion, rounded up to the nearest whole director, as such Preferred Directors comprise the Board. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

  Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

  The Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Chairman should develop the agenda in consultation with management, other Committee members, and independent auditors. The agenda should be consistent with this Charter. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

   Review Procedures

   1. Review and reassess the adequacy of the Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

   2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

   3. In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

   4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 6 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

   Independent Auditors

   5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

   6. Approve the fees and other significant compensation to be paid to the independent auditors.

   7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditor's independence.

   8. Review the independent auditors audit plan--discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

   9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

  10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

   Internal Audit Department and Legal Compliance

  11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

  12. Review the appointment, performance, and replacement of the senior internal audit executive.

  13. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

  14. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

                    Other Audit Committee Responsibilities

15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement beginning with the 2001 proxy statement.

16. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                        ENCOMPASS SERVICES CORPORATION
                   Proxy for Annual Meeting of Shareholders
                                 June 5, 2001

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        ENCOMPASS SERVICES CORPORATION

  The undersigned hereby appoints Joseph M. Ivey, Darren B. Miller and Gray H. Muzzy, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Encompass Services Corporation Common Stock that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Encompass Services Corporation to be held on Tuesday, June 5, 2001, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, NO BOXES NEED TO BE CHECKED. REGARDLESS OF HOW YOU VOTE, THE PROXY MUST BE SIGNED TO BE VALID. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3                   Please mark    [X]
                                                                                your votes as
                                                                               indicated in this
                                                                                   example

1. Election of the following nominees for directors:     Donald L. Luke, William M.          2. Approval of amendment to Encompass
                                                         Mounger, II and John M. Sullivan       Employee Stock Purchase Plan.

   FOR all nominees         WITHHOLD                     (INSTRUCTION: To withhold authority       FOR       AGAINST      ABSTAIN
   listed to the right      AUTHORITY                     to vote for any individual nominee,      [_]         [_]          [_]
   (except as marked      to vote for all                 write that nominee's name in the
   to the contrary)       nominees listed                 space provided below.)
                           to the right
                                                          -----------------------------------------------
       [_]                    [_]

3. Approval of KPMG LLP as independent public accountants       4. In the discretion of the proxies named herein, the Proxies are authorized to vote upon such other matters as may properly
          FOR            AGAINST           ABSTAIN                 come before the meeting.
          [_]              [_]               [_]

                                                     The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

                                                                                 Dated________________________________________, 2001

                                                                                  __________________________________________________

                                                                                  __________________________________________________
                                                                                                       Signature(s)

                                                                                  PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS
                                                                                  PROXY. JOINT OWNERS SHOULD EACH SIGN. WHEN
                                                                                  SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                                                                  TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS
                                                                                  SUCH.

------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE

                        ENCOMPASS SERVICES CORPORATION
                   Proxy for Annual Meeting of Shareholders
                                 June 5, 2001

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        ENCOMPASS SERVICES CORPORATION

  The undersigned hereby appoints Joseph M. Ivey, Darren B. Miller and Gray H. Muzzy, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Encompass Services Corporation 7.25% Convertible Preferred Stock that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Encompass Services Corporation to be held on Tuesday, June 5, 2001, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, NO BOXES NEED TO BE CHECKED. REGARDLESS OF HOW YOU VOTE, THE PROXY MUST BE SIGNED TO BE VALID. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3                               Please mark   [X]
                                                                                              your votes
                                                                                             as indicated
                                                                                            in this example

1. Election of the following nominees for directors:        Donald L. Luke, William M. Mounger, II and John M. Sullivan
                                                            (INSTRUCTION: To withhold authority to vote for any
 FOR all nominees                  WITHHOLD                 individual nominee, write that nominee's name in the
 listed to the right               AUTHORITY                space provided below.)
 (except as marked           to vote for all nominees
  to the contrary)             listed to the right          -----------------------------------------------------

        [_]                            [_]

2. Approval of amendment to Encompass Employee Stock Purchase Plan.

   FOR        AGAINST      ABSTAIN
   [_]          [_]          [_]

3. Approval of KPMG LLP as independent public accountants          4. In the discretion of the proxies named herein, the Proxies are authorized to vote upon such other matters as may
     FOR        AGAINST       ABSTAIN                                 properly come before the meeting.
     [_]          [_]           [_]
                                                                   The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.


                                                                   Dated________________________________________, 2001

                                                                   __________________________________________________

                                                                   __________________________________________________
                                                                                        Signature(s)

                                                                   PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY.
                                                                   JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY,
                                                                   EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE
                                                                   FULL TITLE AS SUCH.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

[ENCOMPASS LETTERHEAD]

April 27, 2001

Dear Benefit Plan Participant:

The Annual Meeting of Shareholders of Encompass Services Corporation is scheduled to be held in Houston, Texas, at 10:00 a.m. on Tuesday, June 5, 2001. A copy of the Notice and Proxy Statement, which is being sent to all shareholders of record in connection with the Annual Meeting, is enclosed for your information.

Also enclosed with this letter is a form of proxy card, which designates the number of shares held in your benefit plan account. By executing this proxy, you instruct the benefit plan trustee (the "Trustee") how to vote the shares of Encompass Common Stock in your account that you are entitled to vote. The Trustee will vote all shares eligible to be voted by the benefit plan participants in accordance with their instructions.

If you return your form of proxy executed but without furnishing voting instructions, the eligible shares in your account will be voted by the Trustee, as holder of record of the shares in your account, FOR the election of the nominees for Directors named in the Proxy Statement, FOR the approval of an amendment to the Encompass Employee Stock Purchase Plan to increase the number of shares available for purchase under the Plan, FOR the approval of the appointment of KPMG LLP as the Company's independent public accountants for the year 2001, and as recommended by management on all other matters to be considered at the Annual Meeting.

If you do not return your executed form of proxy to the Trustee, then your shares can be voted by the Trustee only in accordance with the requirements of your benefit plan, which may or may not reflect your views.

YOUR VOTE IS IMPORTANT. PLEASE SEND YOUR EXECUTED FORM OF PROXY CARD WITH YOUR VOTING INSTRUCTIONS AT YOUR EARLIEST OPPORTUNITY. For your convenience, a return envelope is enclosed.

Very truly yours,

/s/ J. Patrick Millinor, Jr.

J. Patrick Millinor, Jr.
Chairman of the Board

                        ENCOMPASS SERVICES CORPORATION
                   Proxy for Annual Meeting of Shareholders
                                 June 5, 2001

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        ENCOMPASS SERVICES CORPORATION

  The undersigned hereby appoints Joseph M. Ivey, Darren B. Miller and Gray H. Muzzy, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Encompass Services Corporation Common Stock that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Encompass Services Corporation to be held on Tuesday, June 5, 2001, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, NO BOXES NEED TO BE CHECKED. REGARDLESS OF HOW YOU VOTE, THE PROXY MUST BE SIGNED TO BE VALID. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3                   Please mark    [X]
                                                                                your votes as
                                                                               indicated in this
                                                                                   example

1. Election of the following nominees for directors:     Donald L. Luke, William M.          2. Approval of amendment to Encompass
                                                         Mounger, II and John M. Sullivan       Employee Stock Purchase Plan.

   FOR all nominees         WITHHOLD                     (INSTRUCTION: To withhold authority       FOR       AGAINST      ABSTAIN
   listed to the right      AUTHORITY                     to vote for any individual nominee,      [_]         [_]          [_]
   (except as marked      to vote for all                 write that nominee's name in the
   to the contrary)       nominees listed                 space provided below.)
                           to the right
                                                          -----------------------------------------------
        [_]                   [_]

3. Approval of KPMG LLP as independent public accountants       4. In the discretion of the proxies named herein, the Proxies are authorized to vote upon such other matters as may properly
          FOR            AGAINST           ABSTAIN                 come before the meeting.
          [_]              [_]               [_]

                                                     The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

                                                                                 Dated________________________________________, 2001

                                                                                  __________________________________________________

                                                                                  __________________________________________________
                                                                                                       Signature(s)

                                                                                  PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS
                                                                                  PROXY. JOINT OWNERS SHOULD EACH SIGN. WHEN
                                                                                  SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                                                                  TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS
                                                                                  SUCH.

------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE